Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, as amended, of Onyx Pharmaceuticals, Inc. of our report dated February 13, 2004, except for Note 14, as to which the date is February 24, 2004, with respect to the financial statements of Onyx Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
November 5, 2004